CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form N-1A of our report dated June 11, 2026, relating to the financial statement of Bridgeway ETF Trust comprising Bridgeway Emerging Markets Core Equity ETF, as of May 29, 2026, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Philadelphia, Pennsylvania
June 16, 2026